UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

PGIM PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01582	88-1771414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Broad Street
Newark, New Jersey		07102-4410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 973 802-5032

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 30, 2026, PGIM Private Credit Fund (the “Fund”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders considered two proposals as described in the Fund’s proxy statement filed on July 8, 2026. At the close of business on the record date, June 26, 2026, the Fund had 11,817,444.507 common shares of beneficial interest outstanding and entitled to vote at the Annual Meeting. The final results of the voting on the matters submitted to shareholders at the Annual Meeting are set forth below.

Proposal 1:Shareholders elected the Class III Trustee to the Fund’s Board of Trustees, to serve until the 2029 annual meeting of shareholders and until her successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Against	Abstentions	Broker Non-Votes
Mary Lee Schneider	8,119,136.448	4,042.037	—	—

Proposal 2:Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2026 based on the following votes:

For	Against	Abstentions	Broker Non-Votes
8,119,752.771	3,022.975	402.739	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date:	July 31, 2026	By:	/s/ George Hoyt
		Name: Title:	George Hoyt Assistant Secretary